Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Cas Purdy
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-768-4666
investorrelations@guidancesoftware.com	cas.purdy@guidancesoftware.com

Guidance Software Reports Record Q1 2011 Revenue

•	Q1 2011 revenue increases 22 percent over Q1 2010

•	Non-GAAP earnings per share of $0.01 compared to ($0.04) loss in Q1 2010

•	Company reiterates 2011 guidance

PASADENA, Calif. – May 5, 2011 –

Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the first quarter ended March 31, 2011.

First quarter 2011 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $23.6 million, an increase of $4.2 million, or 22 percent, from $19.4 million in the first quarter of 2010

•	Product revenue of $9.6 million, an increase of $1.2 million, or 13 percent, from $8.4 million in the first quarter of 2010

•	Services and maintenance revenue of $14.0 million, an increase of $3.0 million, or 28 percent, from $11.0 million in the first quarter of 2010

•	GAAP net loss of $3.0 million, or ($0.13) per share, compared to a GAAP net loss of $2.1 million, or ($0.09) per share, in the first quarter of 2010

•	First quarter 2011 GAAP results include a $1.3 million, or $0.06 per share, charge related to certain sales tax obligations that may be due to a state taxing authority.

On a non-GAAP basis, which excludes share-based compensation, amortization of intangibles and certain state sales tax charges, the company reported pre-tax net income of $0.2 million, or $0.01 per share, in the first quarter of 2011. For the first quarter of 2010, non-GAAP pre-tax net loss was $1.0 million, or ($0.04) per share.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “We kicked off 2011 with a strong start, delivering record first quarter revenue. The strength of our revenue growth reflects continued solid demand for our EnCase® software, as well as our professional services offerings. Demand for our EnCase® Enterprise platform increased markedly, resulting in 45 new EnCase Enterprise® customers, compared to 20 in the first quarter of 2010. We look forward to building upon this positive momentum throughout the course of the year. “

First Quarter 2011 Highlights and Noteworthy Events

•

The company added 45 new EnCase® Enterprise customers in the first quarter of 2011. EnCase® Enterprise customers gained over the life of the product include more than half of the Fortune 100 and more than thirty percent of the Fortune 500. The company also sold 17 suites built on the EnCase® Enterprise platform, which include EnCase® eDiscovery and EnCase® Cybersecurity.

•

In March 2011, the company announced its largest Guidance Software Advisory Program deal to-date with a multi-billion dollar retailer. As part of the agreement, Guidance Software Professional Services electronic discovery experts will help the retailer build a world-class e-discovery Center of Excellence to support the retailer’s ongoing e-discovery efforts.

•

In March 2011, the company released details for its upcoming eleventh annual Computer and Enterprise Investigations Conference (CEIC), the industry’s premier digital investigations conference, to be held May 15 — 18 at the Loews Royal Pacific Resort at Universal Orlando, including:

•	A track dedicated to EnCase® Forensic v7, an upcoming version of the market-leading digital forensics software, as well as tracks on e-discovery and cybersecurity.

•	EnCase Certified Examiner (EnCE®) and EnCase Certified eDiscovery Practitioner (EnCEP™) exams offered to qualified attendees at no additional cost.

•

A keynote by Eric O’Neill, a former FBI agent who played a critical role in the investigation and capture of Robert Phillip Hanssen, one of the most notorious spies in United States history, which was featured in the 2007 film, Breach.

With registrations running ahead of last year, and more than forty exhibitors, the company is expecting this year’s CEIC to be the biggest and best yet.

2011 Financial Outlook:

The company is reiterating its guidance for the year ended December 31, 2011, as follows:

•	Revenue is expected to be in the range of $99 million to $103 million, representing year-over-year growth of 8 percent - 12 percent.

•	Non-GAAP pre-tax earnings are expected to be approximately $0.12 - $0.18 per share.

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (706) 645-9291, passcode 59317239, available from 8:00 pm eastern time, May 5, 2011, through midnight eastern time, May 13, 2011.

About Guidance Software, Inc.

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 40,000 licensed users of the EnCase® technology worldwide, the EnCase® Enterprise platform is used by more than half of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com/.

Follow Guidance Software on Twitter at http://twitter.com/encase and on Facebook at http://www.facebook.com/guidancesoftware.

EnCase® , EnCE®, EnCEP®, EnScript®, FastBloc®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other marks and brands may be claimed as the property of their respective owners.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues:
Product revenue	$9,554	$8,442
Services and maintenance revenue	14,023	10,953

Total revenues	23,577	19,395

Cost of revenues:
Cost of product revenue	1,285	688
Cost of services and maintenance revenue	6,298	4,241

Total cost of revenues	7,583	4,929

Gross profit	15,994	14,466

Operating expenses:
Selling and marketing	8,129	8,225
Research and development	4,772	4,086
General and administrative	3,471	3,257
State sales tax charges	1,336	—
Depreciation and amortization	1,241	1,014

Total operating expenses	18,949	16,582

Operating income (loss)	(2,955)	(2,116)

Interest income and other, net	6	35

Income (loss) before income taxes	(2,949)	(2,081)

Income tax provision	96	49

Net income (loss)	$(3,045)	$(2,130)

Net income (loss) per share	$(0.13)	$(0.09)

Shares used in per share calculation - basic	23,041	23,016

Shares used in per share calculation - diluted	23,041	23,016

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding share-based compensation, amortization of intangibles and certain state sales tax charges	$213	$(981)

Non-GAAP income (loss) per share before income taxes excluding share-based compensation, amortization of intangibles and certain state sales tax charges	$0.01	$(0.04)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Calculation of pre-tax non-GAAP income (loss):

GAAP net loss	$(3,045)	$(2,130)
Add:
Income tax provision	96	49
Certain state sales tax charges	1,336	—
Amortization of intangibles	272	—
Share-based compensation expense (including related payroll taxes paid by the Company)	1,554	1,100

Non-GAAP income (loss) before income taxes excluding share-based compensation expense, amortization of intangibles and certain state sales tax charges	$213	$(981)

Non-GAAP income (loss) per share before income taxes excluding share-based compensation expense, amortization of intangibles and certain state sales tax charges
Basic	$0.01	$(0.04)

Diluted	$0.01	$(0.04)

Shares used in per share calculations:
Basic	23,041	23,016

Diluted	24,376	23,016

Detail of Share-based Compensation Expense:
Cost of product revenue	22	5
Cost of service and maintenance revenue	253	205
Selling and marketing	437	360
Research and development	421	189
General and administrative	421	341

Total share-based compensation expense	1,554	1,100

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of income (loss) before income taxes excluding share-based compensation expense, amortization of intangibles and certain state sales tax charges and non-GAAP income (loss) before income taxes per share excluding share-based compensation expense, amortization of intangibles and certain state sales tax charges, which are reconciled to net loss and net loss per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net loss and net loss per share calculated in accordance with GAAP.

Non-GAAP income (loss) is defined as follows: GAAP net income (loss) before income taxes excluding share-based compensation expense, amortization of intangibles and certain state sales tax charges. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation Topic (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, amortization of intangibles and certain state sales tax charges in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, amortization of intangibles, certain state sales tax charges and income taxes are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes, share-based compensation expense, amortization of intangibles and certain state sales tax charges because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,180	$27,621
Trade receivables, net	16,862	16,344
Inventory	922	987
Prepaid expenses and other current assets	2,089	1,934

Total current assets	45,053	46,886

Long-term assets:
Property and equipment, net	11,326	11,351
Intangible assets, net	4,786	5,058
Goodwill, net	3,711	3,711
Other assets	434	434

Total long-term assets	20,257	20,554

Total assets	$65,310	$67,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,466	$2,568
Accrued liabilities	6,662	7,255
Capital lease obligations	74	76
Deferred revenues	30,038	30,279

Total current liabilities	39,240	40,178

Long-term liabilities:
Rent incentives	1,019	1,221
Capital lease obligations	97	116
Deferred revenues	4,033	3,335
Deferred tax liabilities	131	61

Total long-term liabilities	5,280	4,733

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	69,966	68,311
Treasury stock	(4,388)	(4,039)
Accumulated deficit	(44,811)	(41,766)

Total stockholders’ equity	20,790	22,529

Total liabilities and stockholders’ equity	$65,310	$67,440

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Three Months Ended March 31,
	2011	2010
Operating Activities:
Net loss	$(3,045)	$(2,130)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation & amortization	1,241	1,014
Benefit for doubtful accounts	—	(100)
Share-based compensation	1,554	1,100
Deferred taxes	70	—
Changes in operating assets and liabilities:
Trade receivables	(518)	4,904
Inventory	65	(22)
Prepaid expenses & other assets	(155)	(250)
Accounts payable	(101)	(521)
Accrued liabilities	(795)	1,036
Deferred revenues	457	(2,294)

Net cash provided by (used in) operating activities	(1,227)	2,737

Investing Activities:
Purchase of property and equipment	(945)	(548)

Net cash used in investing activities	(945)	(548)

Financing Activities:
Proceeds from the exercise of stock options	101	112
Common stock repurchased or withheld	(349)	(131)
Principal payments on capital lease obligations	(21)	(21)

Net cash used in financing activities	(269)	(40)

Net increase (decrease) in cash and cash equivalents	(2,441)	2,149

Cash and cash equivalents, beginning of period	27,621	36,585

Cash and cash equivalents, end of period	$25,180	$38,734